EXHIBIT 99.4

                 ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                        CONTRACT STATUS SUMMARY

                          AT NOVEMBER 21, 2000


   NAME OF RIG             LOCATION           CONTRACT STATUS


ATWOOD FALCON             Malaysia          Rig is under long-term contract
                                            which terminates in November 2001.
                                            Upon completion of current well
                                            in Malaysia, the rig will be
                                            relocated to the Philippines to
                                            recommence drilling program
                                            for Shell Philippines.


ATWOOD HUNTER             United States     Following completion of its
                          Gulf of Mexico    contractual commitments (estimated
                                            January 2001), an additional
                                            upgrade is planned for the rig
                                            costing between $40 and
                                            $45 million, and taking four to
                                            five months to complete.


ATWOOD EAGLE              Mediterranean     Rig is contractually committed into
                          Sea               the second half of fiscal 2001.
                                            An approximate $80 million upgrade
                                            of the rig is planned immediately
                                            upon the rig completing its current
                                            contractual commitments (estimated
                                            June to August 2001), and taking
                                            five to six months to complete.


VICKSBURG                 India             Rig is under term contract which
                                            expires at the completion of the
                                            well in progress at the end of
                                            December 2000.  The rig is being
                                            marketed in India, Southeast Asia
                                            and West Africa with an  increased
                                            dayrate for work following
                                            completion of its current contract.


SEAHAWK                   Malaysia          Rig is under long-term contract
                                            which terminates in fiscal 2003,
                                            with an option of the Operator
                                            to extend.


ATWOOD SOUTHERN CROSS     Mediterranean    Rig is contractually committed in
                          Sea              Israel into the second quarter of
                                           fiscal 2001, with outstanding
                                           letters of intent which, if
                                           consummated by contract, could keep
                                           the rig employed into fiscal 2002.


RICHMOND                  United States    Rig is contractually committed in
                          Gulf of Mexico   the United States Gulf of Mexico
                                           into the second quarter of fiscal
                                           2001.


RIG-19                    Australia        Rig is available for contract since
                                           it became idle in September 1999.


RIG-200                   Australia        Rig is available for contract since
                                           it became idle in June 1999.






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